Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 16, 2025, Longevity Health Holdings, Inc. (formerly Carmell Corporation), a Delaware corporation, (the “Company”) completed, through its wholly owned subsidiary, Elevai Skincare, Inc. (formerly Cutis Cura Corporation), a Delaware corporation (the “Buyer”), the acquisition of substantially all of the assets (the “Purchased Assets”), and assumption of certain of the liabilities (the “Assumed Liabilities”), of PMGC Holdings Inc., a Nevada corporation and successor to Elevai Labs Inc., a Delaware corporation (“Parent”), and PMGC Impasse, Inc. (formerly Elevai Skincare, Inc.), a Delaware corporation and a wholly owned subsidiary of Parent (“Seller”), related to the Seller’s skincare and haircare business, hereinafter referred to as “Skincare Business”, (the “Acquisition”), pursuant to an Asset Purchase Agreement, dated as of December 31, 2024 (the “Asset Purchase Agreement”), by and among the Company, Buyer, Parent and Seller (the “Acquisition”).

Upon the closing of the Acquisition (the “Closing”), the purchase consideration for the Acquisition consisted of (i) 1,149,226 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued by the Company to Seller (the “Closing Shares”) at the Closing, as well as 117,814 additional shares of Common Stock to be withheld by the Company for 12 months after the Closing to secure the indemnification obligations of Seller and Parent under the Asset Purchase Agreement; (ii) Buyer’s assumption of the Assumed Liabilities; and (iii) $56,525 in cash to be paid within 60 days following the sale by Buyer of all 7,500 units of the Enfinity product and 20,000 tubes of the Empower product included in the Purchased Assets as of the Closing. Following the Closing, Buyer will pay the following additional earnout consideration for the Purchased Assets, if and when payable: (a) Buyer will pay to Seller, for each year ending on the anniversary of the date of the Closing (the “Closing Date”) during the five-year period following the Closing, an amount, if any, equal to 5% of the Net Sales (as defined in the Asset Purchase Agreement) of Buyer generated during such year from Seller’s existing products as of the Closing (the “Royalties”); and (b) Buyer will pay to Seller a one-time payment of $500,000 if Buyer achieves $500,000 in net revenue from sales of the Seller’s existing hair and scalp products as of the Closing on or before the 24-month anniversary of the Closing Date.

The foregoing description of the Asset Purchase Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 3, 2025 ( (the “Original Form 8-K”) and is incorporated herein by reference.

The following unaudited pro forma combined financial information has been prepared to illustrate the effect of the Acquisition. These unaudited pro forma combined financial statements have been derived by the application of pro forma adjustments to the historical audited and unaudited consolidated financial statements and other financial information of the Company and the Skincare Business. The historical financial information has been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma adjustments that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of the Company.

The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheets of the Company and Skincare Business as of September 30, 2024 and has been prepared to reflect the Acquisition as if it occurred as of such date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the nine months ended September 30, 2024 combine the historical results of operations of the Company and Skincare Business, giving effect to the Acquisition as if it occurred on January 1, 2023.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the accompanying notes. They do not purport to indicate the results that would actually have been obtained had the Acquisition been completed on the assumed date or for the periods presented or which may be realized in the future.

The pro forma financial statements should be read in conjunction with:

•
the accompanying notes to the pro forma financial statements;
•
the historical unaudited condensed consolidated financial statements of the Company as of and for the three and nine months ended September 30, 2024, and the related notes, which are included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024 (the “Form 10-Q”);
•
the historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2023, and the related notes, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2024 (the “Form 10-K”);
•
the historical unaudited condensed financial statements of Skincare Business as of and for the nine months ended September 30, 2024, and the related notes, included as Exhibit 99.1 to this Current Report;
•
the historical audited financial statements of Skincare Business as of and for the year ended December 31, 2023, and the related notes, included as Exhibit 99.2 to this Current Report; and
•
the Asset Purchase Agreement filed as Exhibit 2.1 to the Original Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF September 30, 2024

	Company Historical	Skincare Business Historical	Acquisition Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$1,137,325	$—	$—		$1,137,325
Accounts receivable	15,079	16,889	—		31,968
Inventory	97,890	986,421	354,708		1,439,019
Income taxes receivable	204,559	—	—		204,559
Prepaid expenses and deposits	430,036	111,064	—		541,100
Total current assets	1,884,889	1,114,374	354,708		3,353,971
Operating lease right of use asset	404,971	101,471	—		506,442
Property and equipment, net of accumulated depreciation	131,216	51,235	(18,218)	(1)	164,233
Intangible assets, net of accumulated amortization	20,778	—	528,330	(1)	549,108
Total assets	$2,441,854	$1,267,080	$864,821		$4,573,755

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$4,214,294	$572,239	$41,250	(2)	$4,827,783
Accrued interest	1,175,845	—	—		1,175,845
Accrued expenses and other liabilities	334,569	128,998			463,567
Accrued liabilities, related party	—	60,539	(60,539)	(3)	—
Loans payable, net of debt discount	362,967	—	—		362,967
Operating lease liability	86,163	103,309	—		189,472
Earnout liability	—	—	306,337	(4)	306,337
Total current liabilities	6,173,838	865,085	287,048		7,325,971
Long-term liabilities:
Operating lease liability, net of current portion	332,573	—			332,573
Total liabilities	6,506,411	865,085	287,048		7,658,544

Commitments and contingencies (see Note 10)

Stockholders’ (deficit) equity:
Common Stock	2,091		115	(5)	2,206
Additional paid-in capital	63,890,731	401,995	673,316	(5)
			(401,995)	(6)
			306,337	(4)	64,870,384
Accumulated deficit	(67,957,379)	—	—		(67,957,379)
Total stockholders’ (deficit) equity	(4,064,557)	401,995	577,773		(3,084,789)
Total liabilities and stockholders’ (deficit) equity	$2,441,854	$1,267,080	$864,821		$4,573,755

The accompanying notes are an integral part of these financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	Company Historical	Skincare Business Historical	Acquisition Pro Forma Adjustments		Pro Forma Combined
Gross sales	$71,235	$1,792,427	$—		$1,863,662
Discounts and allowances	(38,396)	(44,857)	—		(83,253)
Net sales	32,839	1,747,570	—		1,780,409
Cost of Goods Sold	5,132	468,763	—		473,895
Gross Profit	27,707	1,278,807	—		1,306,514

Operating expenses:
Selling and marketing	131,107	932,670	(536,176)	(a)	527,601
Research and development	865,292	209,135	(137,602)	(a)	936,825
General and administrative	2,957,890	2,159,714	(803,403)	(a)	4,314,201
Depreciation and amortization of intangible assets	65,039	7,367	39,625	(b)	112,031
Restructuring charges	—	—	—		—
Total operating expenses	4,019,328	3,308,886	(1,437,556)		5,890,658
Loss from operations	(3,991,621)	(2,030,079)	1,437,556		(4,584,144)

Other income (expense):
Other income (expense)	41,970	36,066	(36,066)	(c)	41,970
Interest expense	(21,953)	(18,099)	18,099	(c)	(21,953)
Amortization of debt discount	(19,549)	—	—		(19,549)
Loss on forward purchase agreement	(5,700,451)	—	—		(5,700,451)
Loss on lease termination	(44,577)	—	—		(44,577)
Change in fair value of derivative liabilities	—	—	—		—
Total other income (expense)	(5,744,560)	17,967	(17,967)		(5,744,560)
Loss from continuing operations before provision for income taxes	(9,736,181)	(2,012,112)	1,419,589		(10,328,704)

Provision for income taxes	—	—	—		—
Loss from continuing operations	(9,736,181)	(2,012,112)	1,419,589		(10,328,704)

Loss from discontinued operations attributable to common shareholders	(1,252,276)	—	—		(1,252,276)
Gain on sale of discontinued operations attributable to common shareholders	1,534,479	—	—		1,534,479
Net loss	$(9,453,978)	$(2,012,112)	$1,419,589		$(10,046,501)

Net (loss) income per common share - basic and diluted:
Net loss from continuing operations	$(0.45)				$(0.45)
Discontinued operations, net of tax	0.01				0.01
Net loss per common share	$(0.44)				$(0.44)

Weighted average of common shares outstanding - basic and diluted	21,516,291				22,783,331

The accompanying notes are an integral part of these financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Company Historical	Skincare Business Historical	Pro Forma Adjustments		Pro Forma Combined
Gross sales	$—	$1,743,285	$—		$1,743,285
Discounts and allowances		(30,690)	—		(30,690)
Net sales	—	1,712,595	—		1,712,595
Cost of sales	—	578,015	354,708		932,723
Gross profit	—	1,134,580	(354,708)		779,872

Operating expenses:
Selling and marketing	—	403,841	(205,378)	(a)	198,463
Research and development	2,497,218	418,833	(197,636)	(a)	2,718,415
General and administrative	2,622,945	2,927,418	(1,244,926)	(a)	4,305,437
Depreciation and amortization of intangible assets	97,113	9,741	52,833	(b)	159,687
Restructuring charges	726,280	—	—		726,280
Total operating expenses	5,943,556	3,759,833	(1,595,107)		8,108,282
Loss from operations	(5,943,556)	(2,625,253)	1,240,399		(7,328,410)

Other income (expense):
Other income	68,772	—	—		68,772
Interest expense	(853,805)	(19,525)	19,525	(c)	(853,805)
Amortization of debt discount	(35,513)	—	—		(35,513)
Loss on forward purchase agreement	(10,268,130)	—	—		(10,268,130)
Change in fair value of derivative liabilities	826,980	—	—		826,980
Total other income (expense)	(10,261,696)	(19,525)	19,525		(10,261,696)
Loss from continuing operations before provision for income taxes	(16,205,252)	(2,644,778)	1,259,924		(17,590,106)

Provision for income taxes	—	—	—		—

Loss from continuing operations	(16,205,252)	(2,644,778)	1,259,924		(17,590,106)

(Loss) income from discontinued operations attributable to common shareholders	760,165				760,165
Net loss	(15,445,087)	(2,644,778)	1,259,924		(16,829,941)

Dividends on Legacy Series A, Legacy Series C-1, and Legacy C-2 preferred stock	(676,023)	—			(676,023)
Net loss attributable to common stockholders	$(16,121,110)	$(2,644,778)	$1,259,924		$(17,505,964)

Net loss per common share - basic and diluted:
Net loss from continuing operations	$(1.53)				$(1.49)
Discontinued operations, net of tax	0.07				0.06
Net loss per common share	$(1.46)				$(1.43)

Weighted average of common shares outstanding - basic and diluted	11,021,167				12,288,207

The accompanying notes are an integral part of these financial statements

Notes to Unaudited Pro Forma Condensed

Combined Financial Statements

Note 1 - Accounting for the Acquisition

The unaudited pro forma combined financial statements give effect to the Acquisition under the asset acquisition method of accounting in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with the Company treated as the acquirer. The cost of the assets acquired in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than certain “non-qualifying” assets (e.g., accounts receivable) and does not give rise to goodwill. The Acquisition is accounted for as an asset acquisition based on the nature of its pre-acquisition operations and other factors outlined in ASC 805, with the fair value of total consideration paid in conjunction with the Merger allocated to the assets acquired and liabilities assumed based on their relative fair values as of the date of the Closing.

For purposes of estimating the fair value, where applicable, of the assets acquired and liabilities assumed as reflected in the unaudited pro forma combined financial information, the Company has applied the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as ‘‘the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.’’

As of the date of this Current Report on Form 8-K/A (this “Current Report”), the Company has not finalized the valuation work necessary to arrive at the final fair values of the assets acquired and liabilities assumed. Accordingly, the allocation of purchase price included in these pro forma financial statements is based on preliminary estimates. The purchase price allocation in the accompanying preliminary unaudited pro forma financial statements is subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurance that the finalization of the valuation work will not result in material changes from the preliminary purchase price allocation.

As of the Closing Date, the estimated fair value of the consideration for the Acquisition included the following:

Common Stock - 1,149,226 shares issued	$610,813
Common Stock - 117,814 shares withheld	62,618
Earnout liability	306,337
Cost related to acquisition	41,250
Total estimated fair value of consideration	$1,021,018

The Company is also obligated to pay the Royalties, which will be recognized as incurred, and any value relating to the Royalties is excluded from the table above.

The preliminary allocation of the purchase consideration to the estimated fair values of assets acquired and liabilities assumed is as follows (in thousands):

Assets purchased:
Accounts receivable	$16,889
Inventory	1,341,129
Prepaid expenses and deposits	111,064
Right of use asset	101,471
Property and equipment, net	33,017
Intangible assets	528,330
Total assets acquired	2,131,901
Liabilities assumed
Accounts payable	701,237
Operating lease liability	103,309
Earnout liability	306,337
Total liabilities assumed	1,110,883
Total estimated fair value of consideration	$1,021,018

Note 2 - Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Company upon consummation of the Acquisition and the other events contemplated by the Asset Purchase Agreement in accordance with accounting principals generally accepted in the United States.

The assumptions and estimates underlying the unaudited pro forma adjustments presented in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Company following the consummation of the Acquisition. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. The Company and the Seller had no historical relationship prior to the transactions discussed in this Current Report. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Note 3 - Reclassification Adjustments

The unaudited pro forma condensed combined balance sheet and condensed combined statements of operations have been adjusted to reflect certain reclassifications of Skincare Business' historical financial statements to conform to the Company's financial statement presentation.

Note 4 - Pro Forma Adjustments

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1)
Reflects the excess fair value of net assets acquired over the fair value of the cost of the asset acquisition was allocated on a fair value basis to all qualifying assets,which is comprised of property and equipment, and intangible assets (primarily related to the brand name and trademarks). The preliminary pro forma purchase price allocation is estimated and is subject to change upon a completed valuation of the Acquired Assets and Assumed Liabilities as of the date of the Closing.
(2)
Reflects the accrual for costs incurred by the Company that are directly attributable to the Acquisition and included in consideration for the Acquisition.
(3)
Reflects the elimination of liabilities that were not assumed in the Acquisition.
(4)
Reflects the accrual for fair value of the $56,525 payable related to the sale of all 7,500 units of the Enfinity product and 20,000 tubes of the Empower product included in the Purchased Assets as of the Closing and the one-time payment of $500,000 payable if Buyer achieves $500,000 in net revenue from sales of the Seller’s existing hair and scalp products as of the Closing on or before the 24-month anniversary of the Closing Date. The Company is also obligated to pay the Royalties, which will be recognized when the related revenue is recognized.
(5)
Reflects the fair value of the stock consideration paid in conjunction with the Acquisition as detailed in Note 1 - Accounting for the Acquisition.
(6)
Reflects the elimination of the historical equity balance of Skincare Business.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)
Reflects the elimination of non-recurring costs primarily related to former employees of Skincare Business that were not hired by the Company, non-recurring legal expenses, non-recurring selling and marketing costs, and synergies from the Acquisition, including duplicative accounting and other consulting costs.
(b)
Reflects the amortization of intangible assets acquired, which are being amortized over their estimated ten-year life.
(c)
Reflects the elimination of non-recurring other income and interest expense related to liabilities not assumed in the Acquisition.